                                                                    EXHIBIT 10.2


                            SHAREHOLDERS' AGREEMENT



  THIS SHAREHOLDERS' AGREEMENT is made this ___ day of February, 1998, by and among Codina Group, Inc., a Florida corporation (the "Corporation"), and Armando Codina, a Florida resident ("Codina"), St. Joe Corporation, a Florida corporation ("St. Joe"), and Weeks Realty Services, Inc. ("Weeks"), a Georgia corporation and an indirectly, majority-owned subsidiary of Weeks Corporation, and any other Person (as defined below) who hereafter acquires or holds, during the term of this Agreement, any of the Shares (as defined below) (hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders").

  WHEREAS, the Shareholders are the record owners of all of the issued and outstanding Shares;

  WHEREAS, the Shareholders desire to promote their mutual interests and the interests of the Corporation by imposing certain restrictions and obligations on themselves, on the Corporation and on the Shares now owned or at any time hereafter acquired by any Shareholder or the Corporation;

  NOW, THEREFORE, in consideration of the premises and of the promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


  Section 1.  Definitions.
              -----------

  "Accountant" shall mean Gerson, Preston & Company or such other firm of certified public accountants selected by the Board from time to time.

  "Affiliate(s)" of a specified Person shall mean any Person or group of Persons, Controlling, Controlled by, or under Common Control with the specified Person. For the purposes of this Agreement none of the Trust, FECI or the Gran Entity shall be considered Affiliates of St. Joe.

  "Agreement" shall mean this agreement and all exhibits hereto.

  "Airport Land" shall mean that certain approximately 195 acre tract owned by FECI contiguous to Miami International Airport.

  "Annual Business Plan" shall have the meaning provided in Section 3.3.

  "Beacon Centre Property" shall mean all property owned by Weeks or a Weeks' Affiliate in that certain real estate development located in Dade County, Florida, more commonly known as Beacon Centre.
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  "Board" shall mean the Board of Directors of the Corporation.

  "Brickell Avenue Office Building Project" shall mean the development of an office building on certain property located in Miami, Florida on Brickell Avenue adjacent to the Brickell Square building.

  The term "Change in Control" with respect to St. Joe or Weeks means that:


      (i) 25% or more of the outstanding voting stock of Weeks Corp. or St. Joe, as the case may be, is acquired by any Person or group of Persons. With respect to St. Joe, a Change in Control will not have occurred because of a change in ownership by the Trust,

     (ii) St. Joe or Weeks Corp. is a party to a merger or similar transaction as a result of which St. Joe or Weeks Corp. stockholders immediately prior to such transaction, as the case may be, own less than 50% of the surviving entity's voting securities after such merger or similar transaction; and

    (iii) with respect to Weeks Corp., none of A. Ray Weeks, Jr., Thomas D. Senkbeil, David P. Stockert or any replacement for any of the foregoing who has been acknowledged as a replacement by St. Joe continues to serve in a senior management capacity with Weeks Corp. or its successor in interest and at least one member of the foregoing is not represented on the Board at any time. St. Joe hereby agrees to act reasonably in approving replacements for the foregoing individual designees.


  "Closing" shall mean the consummation of the Transfer of any Shares required or permitted to be Transferred hereunder.

  "Closing Date" shall have the meaning provided in Section 8.11.

  "Codina" shall have the meaning provided in the introductory paragraph hereof.

  "Codina Cause" shall mean with respect to Codina: (i) any reduction by the Corporation in the amount of his base compensation or benefits which are provided in this Agreement, (ii) any change in his incentive compensation formula which is provided for in this Agreement, except as provided in this Agreement, (iii) his actual or de facto removal from the position of President and Chief Executive Officer of the Corporation, (iv) any material reduction in his authority within the Corporation or (v) a material increase or substantial change in his duties from those being performed at the date of this Agreement, except for any change which may result from the general growth of the Corporation; provided, however, that Codina Cause shall not exist if Codina
             --------  -------
approves in writing any of the foregoing changes.

  "Codina Owned Real Estate" shall mean all real estate located in South Florida which is, directly or indirectly, owned, in whole or in part, by Codina as of the date hereof and which is more particularly described on Exhibit A.

  "Codina Put Option" shall have the meaning provided in Section 8.6.

  "Codina Representative" shall have the meaning provided in Section 3.1(a).

  "Codina St. Joe Change in Control" shall be deemed to have occurred if none of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of St. Joe or its successor in interest is serving as a member of the Board.

  "Codina Weeks Change in Control" shall be deemed to have occurred if A. Ray Weeks, Jr. ceases to serve in a senior management capacity with Weeks or its successor in interest and Codina is not then serving on the Board of Directors of Weeks Corp. as a result of having not been elected or re-elected (other than as a result of Codina's refusal to stand for re-election). Codina may in his sole discretion approve a replacement for A. Ray Weeks, Jr.; provided however,
                                                             -------- -------
that if a request is made in writing by Weeks to approve a replacement for A. Ray Weeks, Jr., Codina shall approve or disapprove such replacement, in his sole discretion, within 90 days of such written request.

  "Codina Weeks Partnership" shall mean those to-be-formed partnerships by and between an entity controlled by Armando Codina and Weeks or one of its Affiliates.

  "Collateral Documents" shall mean (i) the Stock Purchase Agreement and (ii) the License Agreement.

  "Consumer Price Index" shall mean the Consumer Price Index "All Urban
Consumers: U.S. city average, all items" (1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any equivalent successor or substitute index published by the Bureau of Labor Statistics or a successor or substitute governmental agency.

  "Control" of a Person (including, with correlative meaning, the terms
   -------
"Controlling," "Controlled by" and "Under Common Control With") shall mean (i)
------------    -------------       -------------------------
the beneficial ownership (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) of 50 percent or more of the voting or equity securities of such Person, (ii) the status of being a director, officer, partner, executor, trustee or other fiduciary of such Person or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting or equity securities, by contract or otherwise. For purposes of the foregoing, the managing partner of a general or limited partnership and any general partner of a limited partnership and the adviser of a partnership, corporation, trust or other entity shall be deemed to be in control thereof.

  "Control Group" shall mean with respect to each of Codina, St. Joe and Weeks, each of them and their respective Permitted Transferees.

  "Coral Gables Office Building Project" shall mean the development of an office building on Giralda Avenue, Coral Gables, Florida.

  "Corporation" shall have the meaning provided in the introductory paragraph hereof.

  "Corporation Call Option" shall have the meaning provided in Section 8.8(a).

  "Corporation Cause" shall mean with respect to Codina: (i) his gross negligence or willful misconduct with respect to the Corporation, (ii) his conviction of a felony or a lesser crime involving fraud which is materially injurious to the Corporation or its reputation, in each case as determined by the unanimous vote of the Weeks Representatives and St. Joe Representatives or
(iii) after written notice, his failure to cure a breach by him of this Agreement or any of the Collateral Agreements; provided that with respect to the Stock Purchase Agreement, for purposes hereof only a failure by Codina to pay an indemnification claim which Codina has not contested is due and payable or for which a judgment against Codina has been entered by a court of competent jurisdiction or final order in binding arbitration and from which no further appeals are available, shall be considered a breach.

  "Default Call" shall have the meaning provided in Section 8.7.

  "Designated Purchaser" shall have the meaning provided in Section 8.3(a).

  "Disabled or Disability" shall mean, with respect to Codina, a condition which renders him incapable of performing in any material respect his duties as an officer or employee of the Corporation, whether by reason of a physical or mental injury, physical incapacity or disability, physical or mental illness or otherwise, for any period of 180 consecutive days, exclusive of vacations, holidays and leaves of absence approved in writing by the Corporation and which in the written opinion of a physician resident in South Florida of recognized ability and reputation selected by the Board who has examined Codina after such 180 days renders Codina unable to perform his duties as an officer and employee of the Corporation.

  "Distributed Division" shall have the meaning provided in Section 8.1(b).

  "Distributed Division Value" shall mean with respect to the Weeks Division or the St. Joe Division, as the case may be, an amount equal to the lesser of (i) the amount determined by multiplying the Corporation's EBITDA attributable to the Weeks Division or St. Joe Division, as the case may be, for the four consecutive calendar quarters immediately preceding the date of the valuation by six or (ii) the amount determined by multiplying the Corporation's EBITDA attributable to the Weeks Division or St. Joe Division, as the case may be, for the four consecutive calendar quarters commencing on the first day of the calendar quarter which precedes by eight calendar quarters the date of the valuation by 7.5; provided, however, if the Weeks Division or the St. Joe
                  --------  -------
Division, as the case may be, has not operated for the requisite number of calendar quarters, the Distributed Division Value shall mean a value as determined by the Board in good faith.

  "EBITDA" shall mean for any fiscal period or portion thereof, the net income (determined in accordance with generally accepted accounting principles) of the Corporation for such period, before interest expense and the provision for income taxes, adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at the Corporation's net income for such period, (ii) subtracting therefrom the amount of all non-cash gains that were added in arriving at the Corporation's net income for such period, (iii) excluding from such calculation all extraordinary items (determined in accordance with generally accepted accounting principles) and

(iv) adding thereto the amount of all non-cash losses that were deducted in arriving at the Corporation's net income for such period.

  "Employment Agreement" shall mean with respect to each member of Senior Management, the employment agreement dated as of January 1, 1998 by and between each such individual and the Corporation.

  "Excluded Areas" shall mean (i) the area bounded on the north by Florida State Road 836 (also known as the Dolphin Expressway), the east by Northwest 2nd Avenue, the west by Interstate 95 and the south by Flagler Street and (ii) the area bounded by Okeechobee Road, the Florida Turnpike and Northwest 58th Street.

  "Exercise Amount" shall mean at the date of any determination, the amount which would be received by the Corporation if all options to purchase Shares which are In The Money were exercised, without regard to whether such option is exercisable by its terms at the date of such determination.

  "FECI" shall mean Florida East Coast Industries, Inc.

  "Gran Entity" shall mean Gran Central Corporation ("GCC").

  "Gran Property" shall mean all of the improved real property located in Gran Park in Medley, Florida currently owned by GCC.

  "In the Money" shall mean, at the date of any determination, with respect to an option to purchase a Share, that the value of the Share which is subject to such option exceeds the option price of such Share. For purposes of determining the value of each Share subject to an option, the Shares of the Company shall be valued by dividing the Total Price (computed for this purpose only by not including the Exercise Amount) by the total number of issued and outstanding Shares as of such time.

  "License Agreement" shall mean that certain license agreement dated the date hereof by and between Codina, as licensor and the Corporation as licensee.

  "Management Division" shall have the meaning provided in Section 4.1.

  "Non-Offering Shareholder" shall have the meaning provided in Section 9.2(a).

  "Offered Shares" shall have the meaning provided in Section 9.2(a).

  "Offeree" shall have the meaning provided in Section 8.10.

  "Offering Shareholder" shall have the meaning provided in Section 9.2(a).

  "Offeror" shall have the meaning provided in Section 8.10.

  "Officer(s)" shall mean any officer of the Corporation.

  "Option Shares" shall mean Shares initially acquired by the exercise of an option under the Stock Option Plan.

  "Permitted Transfer" shall mean:

      (i) with respect to a Shareholder who is a natural person, a Transfer by way of gift or the laws of descent and distribution to his or her spouse or lineal descendants, or to any trust of which he or she is the settlor for the primary benefit of his or her spouse or lineal descendants, or to any partnership or other entity, the securities or equity of which are owned by the Shareholder or his or her spouse, lineal descendants or trust of the type described above in this subsection (i);

     (ii) with respect to Weeks or St. Joe, a Transfer to any other Person or entity that is an Affiliate of Weeks or St. Joe, respectively;

    (iii) with respect to St. Joe, a Transfer to either FECI or Gran Entity, if such transferee agrees to assume all of the obligations of St. Joe hereunder and the other of such parties (i.e. FECI or Gran Entity, as the case may be) agrees to be treated as an Affiliate of the transferee for all purposes hereof; or

     (iv) with respect to any Shareholder, a Transfer (a) pursuant to Section 8 or (b) by way of pledge to bank or recognized financial institution (provided that (A) such pledge is taken subject to any obligations hereunder, (B) any foreclosure or other action taken against the pledge by the pledgee shall be subject to the provisions of this Agreement, (C) such pledge is taken only upon the written consent of each of the other Shareholders, which consent shall not be unreasonably withheld, (D) the bank or financial institution to which the Shares are pledged will agree to sell to the other Shareholders any Shares that it owns as a result of realizing on the pledge for an amount equal to the amount of its outstanding loan and accrued interest which was secured by such Shares and (E) with respect to a pledge by Codina or Codina's Permitted Transferee, such pledge shall not be made prior to eighteen months from the date hereof and provided that the loan for which the Shares are pledged as security is recourse to Codina or Codina's Permitted Transferee and the amount of such loan does not exceed fifty percent of the value of the Shares pledged at the time of such pledge).

  "Permitted Transferee" shall mean any transferee described in the definition of Permitted Transfer. A transferee under Section 9.2 is not a Permitted Transferee.

  "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other unincorporated association or entity.

  "Purchase Price" shall mean an amount equal to the product of (i) the Total Price and (ii) a fraction, the numerator of which is the total number of Shares owned by the selling shareholder and the denominator of which is the sum of (a) the total number of issued and outstanding Shares and (b) all shares which may be purchased pursuant to an outstanding option if such option is In the Money at the time of the determination of the Purchase Price.

  "Purchasing Shareholder" shall have the meaning provided in Section 8.1(a).

  "Put Option" shall have the meaning provided in Section 8.1(a).

  "Put Time" shall mean the earliest to occur of the following: (i) the death of Codina, (ii) the Disability of Codina, (iii) the seventh anniversary of the date of this Agreement, (iv) the date Codina's employment with the Corporation is terminated by the Corporation other than for Corporation Cause, (v) the date Codina terminates employment with the Corporation for Codina Cause, (vi) the date when Codina (a) has ceased to be employed by the Corporation for any reason and (b) either (A) there has been a Codina St. Joe Change in Control and a Codina Weeks Change in Control or (B) either St. Joe or Weeks has acquired the interest of the other in the Corporation and following or preceding such acquisition there has been or is a Codina St. Joe Change in Control or a Codina Weeks Change in Control, as applicable, of the acquiring Shareholder and (vii) if Weeks has acquired the interest of St. Joe in the Corporation and either (A) Codina is not then serving on the Board of Directors of Weeks Corp. as a result of having not been elected or reelected (other than as a result of Codina's refusal to stand for re-election) or (B) Codina is subsequently not elected as a member of the Board of Directors of Weeks Corp.

  "Qualified Public Offering" shall mean a sale of the Corporation's common stock to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, after which such shares are listed on a national securities exchange or quoted on the NASDAQ Stock Market, Inc.'s National Market System.

  "Remaining Offered Shares" shall have the meaning provided in Section 9.2(c).

  "Removed Director" shall have the meaning provided in Section 3.1(e).

  "Selling Shareholder" shall have the meaning provided in Section 8.1(a).

  "Senior Management" shall have the meaning provided in Section 7.1.

  "Shareholder(s)" shall have the meaning provided in the introductory paragraph hereof; provided however, that unless the context requires the term shall not include holders of Option Shares.

  "Shares" shall mean the $.01 par value common capital stock of the Corporation, which constitutes all of the authorized stock of the Corporation and all subsequent issuances of equity securities of the Corporation to any Shareholder.

  "South Florida" shall mean Miami-Dade, Broward, Palm Beach and Monroe Counties, Florida.

  "Specified Amount" shall have the meaning provided in Section 8.10.

  "St. Joe" shall have the meaning provided in the introductory paragraph hereof.

  "St. Joe Call Option" shall have the meaning provided in Section 8.4.

  "St. Joe Division" shall have the meaning provided in Section 4.1.

  "St. Joe Partnerships" shall mean those certain to-be-formed partnerships by and between St. Joe and a Codina Weeks Partnership or Weeks for the purpose of developing certain property owned by St. Joe, FECI, Gran Entity and/or its Affiliates in South Florida.

  "St. Joe Representative" shall have the meaning provided in Section 3.1(a).

  "Stock Option Plan" shall mean the Codina Group, Inc. 1998 Stock Option Plan.

  "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated the date hereof by and among the Corporation, Codina, St. Joe and Weeks.

  "Subsidiary" shall mean the direct or indirect subsidiaries of the Corporation.

  "Tax Resolution Accountant" shall have the meaning provided in Section 3.5 herein.

  "Total Price" shall mean an amount equal to the lesser of (i) the sum of (a) the amount determined by multiplying the Corporation's EBITDA for the four consecutive calendar quarters immediately preceding the date of the valuation by six, (b) the undistributed earnings accumulated from January 1, 1998 to the date of such determination and (c) the Exercise Amount or (ii) the sum of (a) the amount determined by multiplying the Corporation's EBITDA for the four consecutive calendar quarters commencing on the first day of the calendar quarter which precedes by eight calendar quarters the date of the valuation by 7.5, (b) the undistributed earnings accumulated from January 1, 1998 to the date of such determination and (c) the Exercise Amount; provided however,
                                                   ----------------
notwithstanding anything contained herein to the contrary, for purposes of this definition any calendar quarter occurring in 1997 shall be deemed to have an EBITDA in an amount equal to the product of (I) 25% and (II) the final EBITDA utilized to determine the purchase price as defined in the Stock Purchase Agreement.

  "Tradeport Project" shall mean the development, leasing, sale, and/or any and all other activities related to that certain approximately 374 acres located at the northeast quadrant of the intersection of the Florida Turnpike and Florida State Road 836 (also known as the Dolphin Expressway).

  "Transfer" shall mean the sale, gift, pledge, assignment, transfer, transfer in trust, mortgage, alienation, hypothecation, encumbering or disposition of Shares in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise.

  "Trust" shall mean the Alfred I. duPont Testamentary Trust.

  "Weeks Codina Call" shall have the meaning provided in Section 8.9(a).

  "Weeks Corp." shall mean Weeks Corporation, a Georgia corporation.

  "Weeks" shall have the meaning provided in the introductory paragraph.

  "Weeks Call Option" shall have the meaning provided in Section 8.5.

  "Weeks Division" shall have the meaning provided in Section 4.1.

  "Weeks Partnership" shall mean those to-be-formed partnerships by and between St. Joe and a Codina Weeks Partnership or Weeks for the purpose of developing and owning property owned, controlled or identified by Weeks and/or its Affiliates in South Florida.

  "Weeks Representative" shall have the meaning provided in Section 3.1(a).

  Section 2.  Representations and Warranties.
              ------------------------------

  2.1.  Representations and Warranties of St. Joe.  To induce Weeks, Codina and
        -----------------------------------------
the Corporation to execute, deliver and perform this Agreement, St. Joe represents and warrants to Weeks, Codina and the Corporation on and as of the date hereof as follows:

 (a) Organization/Authority.  St. Joe is a corporation duly formed, validly
     ----------------------
     existing and in good standing under the laws of the State of Florida. St. Joe has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by St. Joe has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by St. Joe. This Agreement constitutes a legal, valid and binding obligation of St. Joe which, subject to applicable bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting creditors' rights generally, and subject to general principles of equity, will be enforceable against St. Joe in accordance with its terms.

 (b) No Violation.  The execution, delivery and performance by St. Joe of this
     ------------
     Agreement and of the documents and instruments contemplated hereby to be executed, delivered and performed by it will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of St. Joe,
     (ii) constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to, or result in the imposition of any lien upon any of the assets of, St. Joe under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, to which St. Joe is a party or by which St. Joe is bound or to which St. Joe or any of its assets are subject, or (iii) contravene any provision of any law, rule or regulation or any judgment, decree, order or award by which St. Joe or any of its assets are subject except, in each case, as would not have a material adverse effect on the consolidated financial condition of St. Joe.

 (c) Restrictions and Contractual Obligations.  The restrictions and contractual
     ----------------------------------------
     obligations set forth on Schedule 5.2(b) is a complete and accurate list of the restrictions and contractual obligations applicable to St. Joe and/or its Affiliates with respect to its commercial and industrial activities in South Florida as of the date hereof.

 (d) Gran Property.  St. Joe shall use its reasonable best efforts to cause the
     -------------
     Gran Entity to enter into property management and exclusive brokerage agreements with the Corporation with respect to the Gran Property within a reasonable time period after the date of this Agreement.

  2.2.  Representations and Warranties of Weeks.  To induce St. Joe, Codina and
        ---------------------------------------
the Corporation to execute, deliver and perform this Agreement, Weeks Corp. and Weeks, jointly and severally, represent and warrant to St. Joe, Codina and the Corporation on and as of the date hereof as follows:

 (a) Organization/Authority.  Each of Weeks Corp. and Weeks is a corporation
     ----------------------
     duly formed, validly existing, in good standing under the laws of the State of Georgia and qualified to transact business in the State of Florida.
     Each of Weeks Corp. and Weeks has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Weeks Corp. and Weeks has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each of Weeks Corp. and Weeks. This Agreement constitutes a legal, valid and binding obligation of each of Weeks Corp. and Weeks which, subject to applicable bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting creditors' rights generally, and subject to general principles of equity, will be enforceable against each of Weeks Corp. and Weeks in accordance with its terms.

 (b) No Violation.  The execution, delivery and performance by each of Weeks
     ------------
     Corp. and Weeks of this Agreement and of the documents and instruments contemplated hereby to be executed, delivered and performed by it will not
     (i) violate or conflict with any provision of the Articles of Incorporation and Bylaws of either Weeks Corp. or Weeks, (ii) constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to, or result in the imposition of any lien upon any of the assets of either Weeks Corp. or Weeks under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, to which either Weeks Corp. or Weeks is a party or by which either Weeks Corp. or Weeks is bound or to which either Weeks Corp. or Weeks or any of their assets are subject, or (iii) contravene any provision of any law, rule or regulation or any judgment, decree, order or award by which either Weeks Corp. or Weeks or any of their assets are subject except, in each case, as would not have a material adverse effect on the consolidated financial condition of Weeks Corp.

  2.3.  Representations and Warranties of Codina.  To induce Weeks, St. Joe and
        ----------------------------------------
the Corporation to execute, deliver and perform this Agreement, Codina represents and warrants to Weeks, St. Joe and the Corporation on and as of the date hereof as follows:


 (a) Execution/Enforceability.  This Agreement has been duly executed and
     ------------------------
     delivered by Codina. This Agreement constitutes a legal, valid and binding obligation of Codina which, subject to applicable bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting creditors' rights generally, and subject to general principles of equity, will be enforceable against him in accordance with its terms.

 (b) No Violation.  The execution, delivery and performance by Codina of this
     ------------
     Agreement and of the documents and instruments contemplated hereby to be executed, delivered and performed by him will not (i) constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to, or result in the imposition of any lien upon any of the assets of Codina under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, to which Codina is a party or by which Codina is bound or to which Codina or any of his assets are subject, or (ii) contravene any provision of any law, rule or regulation or any judgment, decree, order or award by which Codina or any of his assets are subject except, in each case, as would not have a material adverse effect on the financial condition of Codina.

 (c) Codina Owned Real Estate.   The real estate described on Exhibit A is a
     ------------------------
     complete and accurate schedule of all real estate, directly or indirectly, owned, in whole or in part, by Codina in South Florida as of the date of this Agreement.

  2.4.  Representations and Warranties of Codina and the Corporation.  To induce
        ------------------------------------------------------------
St. Joe and Weeks to execute, deliver and perform this Agreement, Codina and the Corporation, jointly and severally, represent and warrant to St. Joe and Weeks on and as of the date hereof as follows:

 (a) Organization/Authority.  The Corporation is a corporation duly formed,
     ----------------------
     validly existing and in good standing under the laws of the State of Florida. The Corporation has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Corporation has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Corporation. This Agreement constitutes a legal, valid and binding obligation of the Corporation which, subject to applicable bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting creditors' rights generally, and subject to general principles of equity, will be enforceable against the Corporation in accordance with its terms.

 (b) No Violation.  The execution, delivery and performance by the Corporation
     ------------
     of this Agreement and of the documents and instruments contemplated hereby to be executed, delivered and performed by it will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Corporation or any Subsidiary, (ii) constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to, or result in the imposition of any lien upon any of the assets of, the Corporation or any Subsidiary under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary is bound or to which the Corporation or any Subsidiary or any of its assets are subject, or (iii) contravene any provision of any law, rule or regulation or any judgment, decree, order or award by which the Corporation or any Subsidiary or any of its assets are subject except, in each case, as would not have a material adverse effect on the consolidated financial condition of the Corporation and its Subsidiaries.

 2.5.  Representations and Warranties of St. Joe and Weeks to Each Other.
       -----------------------------------------------------------------

 (a) Disclosure by St. Joe.  St. Joe represents and warrants to Weeks with full
     ---------------------
     knowledge that Weeks is relying upon the same that St. Joe has fully disclosed to Weeks all of its and its Affiliates' agreements and contracts with Codina.


 (b) Disclosure by Weeks.  Weeks represents to St. Joe with full knowledge that
     -------------------

     St. Joe is relying upon the same that, except with respect to the agreements and contracts regarding the acquisition of the Beacon Centre Property, Weeks has fully disclosed to St. Joe all of its and its Affiliates' agreements and contracts with Codina.

  Section 3.  Governance of the Corporation.
              -----------------------------

  3.1  Election, Resignation and Removal of the Board of Directors.
       -----------------------------------------------------------

 (a) The Shareholders covenant and agree that they will take and will cause to be taken at all times all necessary action, including, without limitation, the voting of the Shares to fix the size of the Board at six individuals to be comprised as follows: (i) two members of the Board shall be individuals nominated in writing by St. Joe (each a "St. Joe Representative"), (ii) two members of the Board shall be individuals nominated in writing by Weeks (each a "Weeks Representative") and (iii) two members of the Board shall be individuals nominated in writing by Codina (each a "Codina Representative"). The Weeks Representatives initially shall be A. Ray Weeks, Jr. and Thomas D. Senkbeil, the St. Joe Representatives initially shall be Peter S. Rummell and David D. Fitch and the Codina Representatives initially shall be Armando Codina and Henry Befeler.


 (b) The Shareholders covenant and agree that they will take, and cause to be taken, all necessary action, including, without limitation, the voting of their respective Shares and the tendering of resignations of their respective nominees to the Board, to cause the reallocation of the seats on the Board in accordance with the following:

 (i) In the event of a sale of St. Joe's Shares other than to a Permitted Transferee, (a) if Weeks or Codina purchases such Shares, the seats on the Board previously held by the St. Joe Representatives shall be redesignated seats to be held by individuals nominated in writing by the Shareholder purchasing such Shares, (b) if Weeks and Codina purchase such Shares, one seat on the Board previously held by a St. Joe Representative shall be redesignated to be held by an individual nominated in writing by Weeks and one seat on the Board previously held by a St. Joe Representative shall be redesignated to be held by an individual nominated in writing by Codina and
     (c) if neither Weeks nor Codina purchases such Shares, the seats on the Board previously held by the St. Joe Representatives shall be redesignated seats to be held by individuals nominated in writing by the Person purchasing such Shares.

(ii) In the event of a sale of Weeks' Shares other than to a Permitted Transferee, (a) if St. Joe or Codina purchases such Shares, the seats on the Board previously held by the Weeks Representatives shall be redesignated seats to be held by individuals nominated in writing by the Shareholder purchasing such Shares, (b) if St. Joe and Codina purchase such Shares, one seat on the Board previously held by a Weeks Representative shall be redesignated to be held by an individual nominated in writing by St. Joe and one seat on the Board previously held by a Weeks Representative shall be redesignated to be held by an individual nominated in writing by Codina and (c) if neither St. Joe nor Codina purchases such Shares, the seats on the Board previously held by the Weeks Representatives shall be redesignated seats to be held by individuals nominated in writing by the Person purchasing such Shares.

(iii) In the event of a sale of Codina's Shares other than to a Permitted Transferee, (a) if St. Joe or Weeks purchases such Shares, the seats on the Board previously held by the Codina Representatives shall be redesignated seats to be held by individuals nominated in writing by the Shareholder purchasing such Shares, (b) if St. Joe and Weeks purchase such Shares, one seat on the Board previously held by a Codina Representative shall be redesignated to be held by an individual nominated in writing by St. Joe and one seat on the Board previously held by a Codina Representative shall be redesignated to be held by an individual nominated in writing by Weeks and (c) if neither St. Joe nor Weeks purchases such Shares, the seats on the Board previously held by the Codina Representatives shall be redesignated seats to be held by individuals nominated in writing by the Person purchasing such Shares.

 (c) Notwithstanding anything contained herein to the contrary, the Shareholders covenant and agree that in the event the size of the Board increases or decreases, the allocation of seats on the Board to each of the Shareholders shall be equitably adjusted.

 (d) The nomination of a nominee to the Board must be made by the Shareholder entitled to make the nomination hereunder, a copy of which must be delivered to the Corporation and the other Shareholders not fewer than 5 days prior to any meeting or taking of action by Shareholders for the purpose of electing any members to the Board. In the absence of such a nomination, each St. Joe Representative, Weeks Representative and Codina Representative, as the case may be, then serving on the Board shall be deemed to be renominated, except to the extent inconsistent with this
     Section 3.

 (e) No Shareholder shall vote to remove a member of the Board except (i) on account of such member of the Board's bad faith or willful misconduct or
     (ii) upon the request of the Shareholder originally nominating such member of the Board. In the event that any member of the Board is removed (a "Removed Director"), each Shareholder shall vote, whether in person or by proxy, to cause to be voted all of its Shares, and otherwise use its reasonable best efforts, so that the vacancy created thereby is filled by a nominee of the Shareholder that originally nominated the Removed Director; provided that such Shareholder shall not nominate any Removed Director and that no Shareholder shall nominate any Removed Director removed pursuant to
     Section 3.1(e)(i).

 (f) In the event that any member of the Board dies or resigns, each Shareholder shall take all such action and shall vote, whether in person or by proxy, or cause to be voted all Shares owned by it and otherwise use its reasonable best efforts, so that the vacancy created thereby is filled by a nominee of the Shareholder that originally designated such member of the Board.

 (g) Each Shareholder shall have the right to have a proportionate representation on any committee or subcommittee created by the Board as such Shareholder has on the Board.

 (h) Each Shareholder shall take such actions or cause the Corporation to take such actions and otherwise use its reasonable best efforts to enable any Shareholder to exercise the rights provided in this Section 3.1, including, without limitation, the calling of a special meeting of the Shareholders.

  3.2  Management of the Corporation.  Except as provided in Section 3.4 and
       -----------------------------
otherwise delegated to the officers of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except for the following acts which shall require the unanimous vote of the members of the Board, all decisions of the Board shall be made by majority vote of the members of the entire Board:

  (a) the merger, consolidation, liquidation or dissolution of the Corporation;

  (b) the sale of all or substantially all of the assets of the Corporation;

  (c) the issuance of additional Shares or other securities other than pursuant to options granted to employees;

  (d) the amendment of the Corporation's Articles of Incorporation and Bylaws;

  (e) the entering into of contractual arrangements with any Shareholder or Affiliate of any Shareholder at less than market rates, as reasonably determined by a majority of the disinterested members of the Board; provided that if approval of such contractual agreement is not required hereunder, the terms of any such contractual agreements with a Shareholder or an Affiliate of a Shareholder shall be disclosed to the Board;

  (f) the entering into of any agreement which will require the Corporation to impose material restrictions on the manner in which it conducts its business;

  (g) the removal or replacement of Senior Management, provided that the Codina Representatives will recuse themselves from voting on such issue;

  (h) other than the Tradeport Project, the Coral Gables Office Project or the Brickell Avenue Office Building Project, the undertaking by the Corporation of a major project for any Shareholder or any Affiliates of a Shareholder which would absorb a disproportionate amount of the time of the Senior Management of the Corporation;

  (i) for the calendar year 1998 the ratification of, and for the calendar year 1999 only, the approval of, the Annual Business Plan;

  (j) material acquisitions; and

  (k) the determination to proceed with a public offering.

  3.3  Annual Business Plans.  At least 30 days prior to the commencement of
       ---------------------
each calendar year after the date hereof, the President of the Corporation shall cause to be prepared and submitted to the Board for its consideration and approval, a business plan (the "Annual Business Plan") for the operation of the business of the Corporation during the ensuing calendar year, in the form established by the Board from time to time, setting forth on a pro-forma basis the estimated receipts and expenditures (capital, operating and other) and an income statement for the ensuing calendar year, as well as any other matter relating to the business of the Corporation which the Board may require. The President has caused to be prepared the Annual Business Plan for the 1998 calendar year. The Officers of the Corporation are authorized to use their best efforts to implement the 1998 Annual Business Plan and each subsequently approved Annual Business Plan in accordance with the terms thereof and the terms hereof.

  3.4  Officers.  The Officers shall implement the Annual Business Plan, manage
       --------
the day-to-day business of the Corporation and perform such other duties as may be specified by resolution of the Board that are not inconsistent with the By-laws of the Corporation and the corporate law of Florida. In addition, the Officers shall perform such ministerial duties (e.g., signing annual reports and
                                                ----
stock certificates and filing tax returns) appropriately performed by an Officer and such other duties as may be required by law to be performed by an Officer.

  3.5  Tax Matters.
       -----------

 (a) The federal, state and, if applicable, local tax returns of the Corporation shall be prepared by the Accountant. The Accountant shall provide the Board with copies of all proposed tax returns at least 30 days prior to the filing due date (inclusive of extensions) of any such return for the Board's review and approval. The Corporation shall not file any tax return, make any material tax election or take any material tax position without obtaining the approval of the Board. In the event that the Board cannot agree upon a tax matter, the Board shall submit such tax matter to a nationally recognized certified public accounting firm which is considered a member of the "Big Six" accounting firms or one of its successors (the "Tax Resolution Accountant") selected by the Board which shall resolve the dispute in such a manner as is in the best interests of the Corporation and the Shareholders, taken as a whole and taking into consideration the particular tax attributes and characteristics of each Shareholder. The Tax Resolution Accountant's decision shall be final and binding on the Corporation and all of the Shareholders and the Corporation and the Shareholders covenant and agree not to take any tax position inconsistent with the decision of the Tax Resolution Accountant.

 (b) The provisions of this Section 3.5 shall survive the termination of this Agreement or the dissolution of the Corporation with respect to any matters relating to events occurring prior to the termination of this Agreement or the dissolution of the Corporation and shall remain binding on the Corporation and the Shareholders for the period of time necessary to resolve with the Internal Revenue Service, the Department of Treasury and/or the applicable State Department of Revenue any and all matters regarding the taxation of the Corporation and each of the Shareholders.

  3.6  Covenants.  Each Shareholder covenants that it will cause its
       ---------
Representatives to vote to: (i) adopt and maintain the calendar year as the Corporation's fiscal year and (ii) make distributions of the Corporation's earnings for each fiscal year, to the extent not previously distributed and after the retention of appropriate reserves as agreed to by the Board, to be distributed within 60 days after the end of each fiscal year.

  3.7  Accounting Treatment.  The parties hereby acknowledge and agree that for
       --------------------
book and tax accounting purposes the Shareholders shall be entitled to share equally in any distributions resulting from the Corporations results of operations for the period beginning January 1, 1998.

  Section 4.  Structural Organization of the Corporation.
              -------------------------------------------

  4.1  Divisions of the Corporation.  At such time as the Shareholders mutually
       ----------------------------
agree and as the activity levels of the Corporation allow, to the extent possible, the Corporation shall be divided into three or more divisions, including, without limitation, (i) a division (the "St. Joe Division") devoted to the extent reasonably practical to the provision of property management, development and asset management services for assets owned by St. Joe, its Affiliates and the St. Joe Partnerships, (ii) a division (the "Weeks Division") devoted to the extent reasonably practical to the provision of property management, development and asset management services for assets owned by Weeks, its Affiliates and the Weeks Partnerships and (iii) a division (the "Management Division") devoted to the extent reasonably practical to the provision of various services to the St. Joe Division, the Weeks Division and to various third parties.

  4.2  Assignment of Personnel to Divisions.  To the extent reasonably
       ------------------------------------
practical, each of the St. Joe Division, the Weeks Division, the Management Division and any other division established pursuant to the mutual agreement of the Shareholders, shall have senior line management, including, without limitation, account principals and operational personnel, assigned to it on a full time basis; provided however, in no event shall Henry Befeler or Armando
                  ----------------
Codina, or either of their replacements, be an account principal allocated to any such division; and provided further, each member of Senior Management and
                       ----------------
their respective replacements shall be assigned as account principals to the Management Division and shall provide services to both the St. Joe Division and the Weeks Division.

  4.3  Allocation of Salaries.  The Corporation shall allocate the salaries of
       ----------------------
operational personnel and senior line management to the division to which each such employee is assigned, or in the event that any such employee is assigned to more than one division, among such divisions based on the time expended on the
matters in each such division.   The Corporation shall allocate the salaries of
employees providing general and administrative services, including Codina and Senior Management, if applicable, among the divisions in an equitable manner to be agreed upon by the Shareholders.

  Section 5. Covenants Regarding the Shareholders' and Corporation's Activities.
             ------------------------------------------------------------------

  5.1  Restrictions on Weeks' and Weeks' Affiliates' Activities.   Except as set
       --------------------------------------------------------
forth in Sections 5.3, 5.4 and 5.5, until such time as the earlier of (i) either St. Joe or Weeks exercises its Put Option and for a period of two years thereafter or (ii) either St. Joe's or Weeks' interest in the Corporation is acquired pursuant to the St. Joe Call Option, the Weeks Call Option or the Default Call, (a) Weeks and its Affiliates will restrict their respective real estate development and ownership activities in South Florida to the following product types: bulk industrial, office warehouse or business distribution, flex or service, medical offices comprised of eight or less stories, and suburban offices comprised of eight or less stories and (b) Weeks will not develop real estate in its permitted product types within the Excluded Areas.

  5.2  Restrictions on St. Joe's and St. Joe's Affiliates' Activities.
       --------------------------------------------------------------

(a) Except as set forth in this Section and Sections 5.3, 5.4 and 5.5, until such time as the earlier of (i) either St. Joe or Weeks exercises its Put Option and for a period of two years thereafter or (ii) either St. Joe's or Weeks' interest in the Corporation is acquired pursuant to the Weeks Call Option, the St. Joe Call Option or the Default Call, St. Joe and its Affiliates will restrict their real estate development and ownership activities in South Florida to any of the following: (A) their existing properties, (B) all development by FECI which directly relates to FECI's railroad operations, (C) the following product types: retail, entertainment, hotel, resort and residential and (D) any activities described in item 2 of Schedule 5.2(b).

(b) Notwithstanding anything contained herein to the contrary, (i) in the event that St. Joe, as a result of its relationship with a tenant outside of South Florida, has an exclusive commitment to develop a build-to-suit project for such tenant in South Florida on property not owned by St. Joe or one of its Affiliates as of the date of this Agreement and St. Joe has unsuccessfully negotiated in good faith with a Weeks Partnership or Weeks to invest in the development and ownership of such project, St. Joe may proceed with the development and ownership of such project; and (ii) St. Joe and its Affiliates shall be entitled to engage in commercial and industrial development activities to the extent that such commercial and/or industrial development activities are: (A) ancillary to residential development activities in South Florida or (B) covered by the contracts or obligations described in item 2 of Schedule 5.2(b); provided that, a Weeks
                                                         --------------
     Partnership or Weeks is first offered the opportunity to invest in such commercial and/or industrial development activities on the same terms and conditions as St. Joe or its Affiliate, as the case may be; provided
                                                                 --------
     further that, St. Joe shall not be obligated to offer such opportunity to a
     ------------
     Weeks Partnership or Weeks (A) to the extent prohibited by the restrictions or contractual obligations applicable to St. Joe or its Affiliates as of the date of this Agreement as described in Schedule 5.2(b), it being understood that St. Joe would be obligated under this Section 5.2(b)(ii) to offer to a Weeks partnership or Weeks any portion of such opportunity not covered by any such contractual obligation, and/or (B) with respect to a commercial or industrial building that is less than 30,000 square feet.

  5.3  Obligation to Negotiate,  Except as set forth in Sections 5.4 and 5.5, in
       -----------------------
the event that either St. Joe or Weeks desire to develop and/or own an urban office high rise building in excess of eight stories, St. Joe or Weeks, as the case may be, shall negotiate in good faith with the other party for the participation of the other party in such project in South Florida. If after such good faith negotiations the parties are unable to reach agreement upon such participation, the originating party may proceed with the development and ownership of such project subject to the provisions of Section 5.6.

  5.4  Multi-Asset Portfolio Acquisition.  Notwithstanding anything contained
       ---------------------------------
herein to the contrary, neither St. Joe nor Weeks shall be in breach of Sections 5.1, 5.2 or 5.3, as the case may be, as a result of a multi-asset portfolio acquisition by it or any of its Affiliates in which in excess of 75% of (A) the total developed square footage of the developed commercial and industrial assets or (B) the total value of the portfolio acquired in such acquisition, are located outside of South Florida; provided that the party otherwise in breach
                                  -------------
negotiates in good faith to conform its and/or its Affiliates activities to be in compliance with Section 5.1, 5.2 or 5.3, as the case may be, including, without limitation, (i) the orderly sale of some or all of the commercial and industrial assets which violate Section 5.1, 5.2 or 5.3, as the case may be, and/or (ii) (a) in the event that St. Joe is the otherwise breaching party, offering to Weeks and (b) in the event that Weeks is the otherwise breaching party, offering to St. Joe, the opportunity to invest in some or all of the commercial and industrial assets which violate such Sections. In the event St. Joe and Weeks are unable to agree as to the corrective action required to bring the otherwise breaching party into conformity with the provision of this Section 5, such matter shall be referred to binding arbitration in accordance with
Section 12.

  5.5  De Minimis and Passive Investments.  Notwithstanding anything contained
       ----------------------------------
herein to the contrary, neither St. Joe nor Weeks shall be in breach of Sections 5.1, 5.2 or 5.3, as the case may be, as the result of the ownership of less than a ten percent (10%) interest in an entity which owns an asset or assets in a precluded category provided that such ownership interest is passive in nature.


  5.6  Real Estate Activities of St. Joe, Weeks and Their Respective Affiliates.
       ------------------------------------------------------------------------

(a) Except as otherwise set forth in Section 5.9, each of St. Joe (with respect to St. Joe specifically, including the Gran Entity entering into a management and leasing agreement with respect to the Gran Property) and Weeks hereby covenant and agree to contract with the Corporation exclusively for all of its and its Affiliates real estate development, construction, property management and leasing activities for real estate projects located in South Florida; provided however, St. Joe and its
                                         ----------------
     Affiliates shall not be obligated to contract with the Corporation for the provision of services related to St. Joe's and its Affiliates' railroad, residential, entertainment, retail, hotel, resort activities and commercial and/or industrial activities to the extent that such commercial and/or industrial activities are: (A) ancillary to residential development activities in South Florida and constitute Future Developments as such term is defined in item 1 of Schedule 5.2(b) or (B) projects which are required to be developed by the CNL Partnership (as such term is defined in item of 2 of Schedule 5.2(b)). With respect to any activity described in clauses
     (A) and (B) of the preceding sentence, St. Joe covenants to use its reasonable best efforts to cause the Corporation's construction, leasing, development, consulting and management services to be utilized to the extent reasonably possible and not inconsistent with the contractual relationships described on Schedule 5.2(b). All such services shall be rendered by the Corporation at prevailing market rates, from time to time.

(b) Each of St. Joe and Weeks covenant and agree that in the event that it or its Affiliates desires to contract with the Corporation for the provision of services outside of South Florida, (i) such contract shall be at market rates and (ii) if the service desired is development service, and if the development activity to which the provision of such service relates is deemed competitive, e.g. such development projects could reasonably be deemed to compete for tenants, with the other party's (i.e., Weeks or St. Joe, as the case may be) existing or planned future activity as determined in such other party's sole discretion, it shall not contract with the Corporation without obtaining the prior written consent of the other party.

  5.7  Real Estate Activities of Codina and his Affiliates.
       ---------------------------------------------------

(a) During the period of time that Codina is a Shareholder and for either (i) a one year period thereafter if Codina ceases to be a Shareholder for any reason other than pursuant to a transfer by him under Section 9 or as a result of the Corporation Call Option, (ii) a three year period thereafter if Codina ceases to be a Shareholder pursuant to a transfer by him under
     Section 9 or (iii) a two year period thereafter if Codina ceases to be a Shareholder as a result of the Corporation Call Option, except for Codina Owned Real Estate, residential development activities, the Coral Gables Office Building Project, the Brickell Avenue Office Building Project and the Tradeport Project, Codina and his Affiliates, if the Corporation desires, (i) will contract with the Corporation for provision of property development, leasing, management and construction services relating to his or its residential development activities in South Florida, to the extent applicable and if, and only if, the Corporation has expertise at such time in providing the services to be provided and is currently providing such services to other parties and (ii) will conduct all of his or its other real estate development, construction, consulting, service and ownership activities in South Florida through the Corporation, a St. Joe Partnership or a Codina Weeks Partnership; provided however, that the foregoing shall
                                     ----------------
     not apply to Codina's ownership of less than a 10% interest in a publicly traded company engaged in the real estate business provided that such ownership interest is passive in nature; and provided, further, that the
                                                  --------  -------
     one and three year periods, as applicable, provided for above shall not apply if Codina's employment has been terminated by the Corporation other than for Corporation Cause or by Codina for Codina Cause.

(b) If Weeks acquires Codina's Shares within four years from the date hereof, the restrictions set forth in Section 5.7(a)(i), if applicable, shall apply for the period Codina is a Shareholder of Codina Group or a member of Weeks Corporation's Board of Directors, and a period of eighteen months thereafter.

(c) During the time that Codina is a Shareholder and for any applicable non-competition period thereafter, Codina covenants and agrees not to operate any separate real estate business under his name or any other name other than real estate activities that he is entitled to engage in pursuant to the terms of this Agreement.

(d)  Notwithstanding anything contained herein to the contrary, subject to
     Section 6.1(a), Codina may engage or invest in any other non-real estate business or investment activity.

(e) If Codina or one of his Affiliates develops the Coral Gables Office Building Project, Codina will cause Codina Group to be retained to provide the development services for the Coral Gables Building Project at market rates and subject to partner limitations will cause Codina Group to be retained to provide property management and leasing services for such project.

  5.8  Brickell Avenue Office Building Project.  Codina shall provide each of
       ---------------------------------------
St. Joe and Weeks with written notice containing the terms and conditions upon which each of them shall have a right to participate (on an equal basis with each other) in the development and ownership of the Brickell Avenue Office Building Project, including all information concerning the project which is available to Codina at such time, and St. Joe and/or Weeks shall be entitled to participate in such project upon notifying Codina of its intent to participate within 30 days of Codina providing written notice as herein provided. In the event that either St. Joe or Weeks does not elect to participate on the offered terms within such 30 days period, the other party may participate with Codina in
such project.   In the event that neither St. Joe nor Weeks elects to
participate on the offered terms within the 30-day period, Codina shall be entitled to develop and own the project without the participation of either of St. Joe or Weeks. In the event that any third party participates with him in the development and/or ownership of such project, such third party may not participate on terms and conditions more favorable than those offered to St. Joe and Weeks. Codina covenants and agrees to contract with the Corporation for the provision of development services related to the Brickell Avenue Office Building Project and shall use his best efforts to contract with the Corporation for the provision of management and leasing services related to the Brickell Avenue Office Building Project.

  5.9  Limitation on Requirement to Contract with the Corporation.
       ----------------------------------------------------------
Notwithstanding anything contained herein to the contrary, from and after the time that (i) except for Codina's obligations pursuant to Section 5.7, any Shareholder ceases to be a Shareholder for whatever reason, such Shareholder and its Affiliates shall no longer be required to utilize the Corporation for its real estate development, leasing, management, construction, consulting or any other real estate services in South Florida, and (ii) any Shareholder or its Affiliates ceases to own a particular parcel of real property in South Florida, such Shareholder or its Affiliate shall no longer be required to utilize the Corporation for its real estate development, leasing, management, construction, consulting or any other real estate services with respect to such property.

  5.10  Notice to Directors of Shareholder's Real Estate Activities.  Each of
        -----------------------------------------------------------
the Shareholders covenants and agrees, to the extent not prohibited by an applicable legal or other required confidentiality restrictions (which restrictions each Shareholder will attempt to minimize in good faith) to timely advise the Board of its planned real estate activities in South Florida for which such Shareholder is obligated to utilize the Corporation's services to assist the Corporation in allocating its resources and developing its business plans.

  5.11  Solicitation of Employees.  If (i) either St. Joe or Weeks exercises the
        -------------------------
Put Option or the Default Call, (ii) Weeks exercises the Weeks Call Option or
(iii) St. Joe exercises the St. Joe Call Option, none of St. Joe, its Affiliates, Weeks, its Affiliates and the Corporation may solicit for employment any of the employees of the others for a period of three years after the Closing of the sale of Shares pursuant to the exercise of such put or call option; provided however, (a) the party exercising the Put Option may employ the
----------------
personnel of the division transferred to it as the result of such exercise and the employees of such division shall be deemed to be its employees for purposes of this Section and (b) any selling party may negotiate with and employ Ford Gibson. In the event that a division is transferred to a Shareholder pursuant to the exercise of a Put Option, each other party hereto agrees not to solicit for employment any of the employees of such division for a period of two years after the Closing of such Put Option.

  5.12  St. Joe Covenant.  St. Joe hereby covenants and agrees to use its
        ----------------
reasonable best efforts to cause FECI and the Gran Entity to comply with the provisions of this Section 5 as if it were an Affiliate of St. Joe for purposes of this Agreement.

  5.13  Restriction on Corporation's Activities.  Each of Weeks and St. Joe
        ---------------------------------------
acknowledges that Codina has entered into certain agreements more particularly described on Schedule 5.13 (true and correct copies of which have been delivered to Weeks and St. Joe) which will be violated if the Corporation engages in certain activities. Each of Codina, St. Joe and Weeks agree to cause the Corporation not to engage in any activity which would cause Codina to violate such obligations until (i) Codina consents in writing, (ii) the Corporation obtains an unqualified legal opinion from counsel satisfactory to Codina that a restriction has lapsed or that a particular activity will not violate such restriction, or (iii) such restriction has expired by its express terms.

  Section 6.  Codina.
              ------

6.1 Devotion of Time; Compensation; Incentive Compensation;
    -------------------------------------------------------
    Modification of Compensation.
    ----------------------------


(a)  Devotion of Time.  Codina covenants and agrees that during the period of
     ----------------
     time he is a Shareholder, he will devote such reasonable time as is necessary for the operation of the Corporation consistent with his duties as the President and Chief Executive Officer of the Corporation and his past practices; provided however, each of St. Joe and Weeks acknowledge
                      ----------------
     and agree that Codina shall not be required to devote his full time to the Corporation and that he will be permitted to continue (i) his involvement in existing and future civic activities, non-real estate related business activities and the real estate activities provided in Section 5.7 outside of the Corporation and/or a Codina Weeks Partnership and (ii) to serve as a member of the boards of directors of the corporations on which he currently serves and on additional boards of directors from time to time, in each case for as long as such activities do not unreasonably interfere with the operations of the Corporation.

(b) The Board shall elect Codina as the President and Chief Executive Officer of the Corporation. Codina shall serve in such capacities until the Corporation or Codina terminates such relationship upon 60 days prior written notice unless he is terminated for Corporation Cause.

(c)  Base Compensation.  During the period of time that Codina is employed by
     -----------------
     the Corporation, Codina shall receive an annual base salary in an amount equal to $250,000.00, increased each year by the Consumer Price Index increase, if any from the immediately preceding year. The base salary will be paid in periodic payments consistent with the Corporation's payroll practices from time to time. Codina shall be reimbursed for all reasonable expenses incurred by him in the performance of his duties to the Corporation and accounted for in accordance with the Corporation's expense guidelines and reimbursement procedures and practices in effect from time to time, including, without limitation, travel, hotel and entertainment.

(d)  Incentive Compensation.  During any calendar year during the term of his
     ----------------------
     employment by the Corporation, the Corporation shall pay, and Codina shall receive, incentive compensation for each year (or a pro rata portion thereof if Codina's employment by the Corporation is terminated prior to the end of a calendar year for any reason other than (A) Corporation Cause or (B) his resignation for other than Codina Cause) equal to the sum of (i) 10 percent of the amount, if any, by which the EBITDA for such year exceeds an amount equal to 110 percent of the greater of (x) the EBITDA for the immediately preceding year or (y) $4,200,000.00/1/, (ii) 3 percent of the amount, if any, by which the EBITDA for such year exceeds the greater of
     (x) an amount equal to 115 percent of EBITDA for the immediately preceding year and (y) $4,200,000.00, and (iii) 5 percent of the amount, if any, by which the EBITDA for such year exceeds the greater of (x) an amount equal to 125 percent of EBITDA for the immediately preceding year and (y) $4,200,000.00. If Codina's employment by the Corporation is terminated prior to the end of a calendar year for any reason other than (A) Corporation Cause or (B) his resignation for other than Codina Cause, Codina's incentive compensation, if any, shall be computed on a partial year basis calculated on the Corporation's EBITDA through the date of termination and adjusting the $4,200,000 and the prior year's EBITDA thresholds based on the portion of the year elapsed. For purposes of this
     Section 6.1(d), EBITDA shall be calculated prior to any reduction for incentive compensation payable to Codina.

(e)  Modification of Base Compensation or Incentive Compensation.  Neither the
     -----------------------------------------------------------
     amount of base salary to which Codina is entitled pursuant to Section 6.1(c) hereof nor the formula for computing the amount of incentive compensation to which Codina is entitled pursuant to Section 6.1(d) hereof may be reduced or otherwise changed without the approval of Codina; provided however, the formula for the computation of the amount of
     ----------------
     incentive compensation to which Codina is entitled may be changed by the Compensation Committee of the Board if such change does not materially reduce the amount of incentive compensation to which Codina would have been entitled to prior to such change when both the old and new formulae are applied to the actual financial results.

(f)  Benefits.  Codina shall be entitled to participate in such medical, dental,
     --------
     disability, hospitalization, life insurance, profit sharing and other benefit plans which are maintained for the benefit of executive officers of the Corporation on the terms and subject to the conditions set forth in such plans.

6.2  Non-exclusive License.  Codina and the Corporation shall enter into the
     ---------------------
License Agreement.


  Section 7.  Executive Compensation and Stock Option Plan.
              --------------------------------------------

  7.1  Executive Compensation.  Commencing on the date of this Agreement and
       ----------------------
continuing for the period of time three years thereafter, the Corporation covenants and agrees to retain the base salaries (as reflected in each individual's Employment Agreement) and the same or similar incentive compensation structure (as reflected in each individual's Employment Agreement) which is in effect as of the date of this Agreement for Henry Befeler, Hank Klein, Ford Gibson, Jose Hevia, Rafael Rodon and William Wassey (collectively "Senior Management").

-----------
/1/ If the EBITDA used in the Stock Purchase Agreement for determining the purchase price thereunder is (i) less than $4,000,000 or between $4,400,000 and $4,600,000 then such EBITDA amount shall be substituted for the $4,200,000 amount each place that it appears in Section 6.1(d), or (ii) greater than $4,600,000 then $4,600,000 shall be substituted for $4,200,000 each place that it appears in Section 6.1(d).

  7.2  Stock Option Plan.
       -----------------

  The Corporation will adopt the Stock Option Plan. The exercise price of the initial options granted under the plan will be the value per share paid by Weeks and St. Joe in their acquisition of Shares. Subject to the approval of the Board, the Shareholders and the Corporation agree that (i) up to 30% of the options initially available to be granted under the Stock Option Plan will be retained for future grants and (ii) it is not currently envisioned that options will be granted to Codina but that the Board in its sole discretion may entertain such grants in the future.

  Section 8.  Put and Call Options.
              --------------------

  8.1  Put Option.
       ----------

(a) At any time commencing three years after the date of this Agreement, either St. Joe or Weeks, but not both (the first of such Shareholders to initiate the provisions of this Section 8.1(a), the "Selling Shareholder"; and the other of such Shareholders, the "Purchasing Shareholder"), shall have the right (such right, the "Put Option"), upon providing 45 days prior written notice to the Corporation and other Shareholders, to require, subject to Sections 8.2 and 8.3 hereof, the Purchasing Shareholder to purchase all of its Shares for an amount equal to the Purchase Price payable as provided in
     Section 8.1(b) and otherwise as provided in this Section 8.

(b) In the event the Selling Shareholder exercises its Put Option, the Purchase Price shall be paid to the Selling Shareholder by the Purchasing Shareholder causing the Corporation to distribute, in the event that St. Joe is the Selling Shareholder, the St. Joe Division and, in the event that Weeks is the Selling Shareholder, the Weeks Division (such distributed division, the "Distributed Division"), to the Selling Shareholder. In the event that the Purchase Price exceeds the Distributed Division Value, the Purchasing Shareholder shall pay in cash to the Selling Shareholder at the Closing an amount equal to the amount by which the Purchase Price exceeds
     the Distributed Division Value.   In the event that the Distributed
     Division Value exceeds the Purchase Price, the Selling Shareholder shall pay in cash at the Closing to the Purchasing Shareholder, an amount equal to the amount by which Distributed Division Value exceeds the Purchase Price. The Purchasing Shareholder shall pay in cash at the Closing to the Corporation an amount equal to the Distributed Division Value of the division distributed to the Selling Shareholder. All Shareholders covenant and agree that they will take and will cause to be taken at all times all necessary action, including without limitation, the voting of Shares to distribute a division to effectuate the provisions of this Section 8.1(b).

(c) Notwithstanding the foregoing, if both Weeks and St. Joe exercise the Put Option within 60 days after the third anniversary of this Agreement, both such exercises of the Put Option shall be void ab initio and neither Weeks
                                                    ---------
     nor St. Joe may exercise the Put Option (i) for a period of 30 days after the last of the foregoing exercises or (ii) if either Weeks or St. Joe initiates the buy-sell procedure set forth in Section 8.10, at any time thereafter.

  8.2  Codina Option to Purchase One-half of Selling Shareholder's Shares.  If
       ------------------------------------------------------------------
either St. Joe or Weeks exercises its Put Option pursuant to Section 8.1 and such exercise is not voided as provided in Section 8.1(c), Codina shall have the right, in his sole discretion and upon providing written notice within 15 days of receipt of the Selling Shareholder's notice of its exercise of the Put Option to the Corporation and the other Shareholders, to purchase one-half, but not less than one-half, of the Selling Shareholder's Shares. If Codina elects to purchase one-half of the Selling Shareholder's Shares, Codina shall become a Purchasing Shareholder with respect to one-half of the Selling Shareholder's Shares and shall have all the rights and obligations of a Purchasing Shareholder of such Shares as provided in this Section 8. The original Purchasing Shareholder shall continue as a Purchasing Shareholder of one-half of the Selling Shareholder's Shares and shall have all the rights and obligations as such are provided in this Section 8.

  8.3  Purchasing Shareholder's Option.
       -------------------------------

(a) Notwithstanding anything contained herein to the contrary, if either St. Joe or Weeks is obligated to purchase Shares pursuant to Section 8.1, the Purchasing Shareholder shall have the right, in its sole discretion, to either (i) if Codina so desires, in his sole discretion, allow Codina to acquire the Shares required to be purchased by it pursuant to Section 8.1, or (ii) upon obtaining Codina's prior written consent, which consent may be withheld in his sole discretion, allow another Person to acquire the Shares required to be purchased by it pursuant to Section 8.1 (such other Person, the "Designated Purchaser").

(b) If Codina purchases all of the Selling Shareholder's Shares pursuant to clause (i) of Section 8.3(a), Codina shall become the Purchasing Shareholder and shall have all of the rights and obligations as such are provided in this Section 8.

(c) If a Designated Purchaser purchases all of the Selling Shareholder's Shares pursuant to clause (ii) of Section 8.3(a), the Designated Purchaser shall become the Purchasing Shareholder and shall have all of the rights and obligations as such are provided in this Section 8.

  8.4  St. Joe's Call Option.  At any time within 180 days after St. Joe has
       ---------------------
actual knowledge of a Change in Control of Weeks, St. Joe shall have the right (the "St. Joe Call Option") to require, upon providing 45 days prior written notice (provided that such 45-day prior notice requirement shall not operate to shorten the 180-day exercise period) to the Corporation and the other Shareholders, Weeks to sell its Shares to St. Joe for an amount equal to the Purchase Price payable as provided in Section 8.1(b), as if St. Joe is the Purchasing Shareholder and Weeks is the Selling Shareholder.

  8.5  Week's Call Option.  At any time (i) within 180 days after Weeks has
       ------------------
actual knowledge of a Change in Control of St. Joe, (ii) after eighteen months after, and prior to twenty-four months after, the date hereof, if (A) St. Joe and a Codina Weeks Partnership have not reached agreement after good faith negotiations upon the timing and terms of the formation of the partnership which will develop the Airport Land, or (B) FECI and the Gran Entity have not agreed in writing to be bound by the terms of this Agreement as if they were Affiliates of St. Joe for purposes of this Agreement, or (iii) within 180 days after Weeks has actual knowledge that FECI has engaged in any activity that would be prohibited under Section 5 of this Agreement if it were deemed to be an Affiliate of St. Joe for purposes of this Agreement, Weeks shall have the right (the "Weeks Call Option") to require, upon providing 45 days prior written notice (provided that such 45-day prior notice requirement shall not operate to shorten the 180-day exercise period) to the Corporation and the other Shareholders, St. Joe to sell its Shares to Weeks for an amount equal to the Purchase Price payable as provided in Section 8.1(b), as if Weeks is the Purchasing Shareholder and St. Joe is the Selling Shareholder.

  8.6  Codina Put Option.
       -----------------

(a) The holders of Codina's Shares shall have the right (the "Codina Put Option"), at any time after the Put Time (except if the Put Time occurs as a result of Codina's death, within 180 days after the date of Codina's death), to require, upon providing 45 days prior written notice to the Corporation and the other Shareholders, the then current Shareholders which are members of the Weeks Control Group or St. Joe Control Group to acquire, in proportion to their relative ownership interests in the Corporation without considering Codina's Shares and Option Shares, all of Codina's Shares. At the Closing, each of the then Shareholders which are members of the Weeks Control Group or St. Joe Control Group shall pay to the holders of Codina's Shares in cash or, at the election of the holders of the Codina Shares, in stock or units of limited partnership interest as provided in
     Section 8.6(b), an amount equal to the product of (a) the Purchase Price and (b) a fraction, the numerator of which is the number of Shares owned by such Shareholder and the denominator of which is the total number of Shares owned by members of the Weeks Control Group and St. Joe Control Group.

(b) If either Weeks or St. Joe is the sole other Shareholder at the time of the exercise of the Codina Put Option, at the election of the holders of the Codina Shares, Weeks or St. Joe, as the case may be, shall use its reasonable best efforts to structure the acquisition of Codina's Shares on a tax efficient basis to the holders of the Codina Shares, through either a merger or, if Weeks is the only Shareholder, the contribution by the holders of the Codina Shares to Weeks Realty, L.P. in exchange for common units of limited partnership interests therein. If Weeks and St. Joe are both Shareholders at the time of the exercise of the Codina Put Option, at the election of the holders of the Codina Shares, Weeks shall use its reasonable best efforts to structure its portion of the acquisition on a tax efficient basis to the holders of the Codina Shares through a contribution by the holders of the Codina Shares to Weeks Realty, L.P. in exchange for common units of limited partnership interest therein. No holder of Codina Shares shall be entitled to elect to receive securities of Weeks Corp. or Weeks Realty, L.P unless at the time of such election such holder is an "accredited investor" as defined under Rule 501(a) of the Securities Act of 1933, as amended.

  8.7  Default Call.  In the event that as a result of a merger, consolidation
       ------------
or other business combination by either St. Joe or Weeks, St. Joe or Weeks is in default of Section 5.1, 5.2 or 5.3. Weeks or St. Joe as the nondefaulting party, as the exclusive remedy for such default, shall have the right (such right, the "Default Call"), at any time within 180 days after such breach, upon providing 45 days prior written notice (provided that such 45-day prior notice requirement shall not operate to shorten the 180-day exercise period) to the Corporation and the other Shareholders, to acquire the defaulting party's Shares for an amount equal to the Purchase Price payable as provided in Section 8.1(b) hereof, as if the defaulting Shareholder is the Selling Shareholder and the nondefaulting Shareholder is the Purchasing Shareholder.

  8.8  Corporation Call.  (a) At any time within 70 days after Codina's
       ----------------
employment with the Corporation is terminated by the Corporation for Corporation Cause, the Corporation shall have the right (the "Corporation Call Option") to require, upon providing 45 days prior written notice (provided that such 45-day prior notice requirement shall not operate to shorten the 70-day exercise period) to Codina, Codina to sell his Shares to the Corporation for an amount equal to the Purchase Price.

(b) (i) If the Corporation does not exercise the Corporation Call Option in accordance with Section 8.8(a) above within the 70-day period, then Weeks and St. Joe (collectively, the "Offered Shareholders") shall have the right, within 15 days following the earlier of either (A) the expiration of the 70-day period or (B) the giving of written notice by the Corporation to Codina and each Offered Shareholder that it will not exercise the Corporation Call Option, to elect to purchase their pro rata share of Codina's Shares at their prorata share of the Purchase Price by giving written notice to Codina, the Corporation and the other Shareholders within the 15-day period.

(ii) If any Offered Shareholder does not elect to purchase its pro rata share of the Codina Shares (the "Remaining Codina Shares") within the 15-day period specified in Section 8.8(b)(i) above, the Offered Shareholders who have elected to purchase their pro rata share of the Codina Shares shall have the right, exercisable for a period of five days after the 15-day period specified in Section 8.8(b)(i) above, to purchase the Remaining Codina Shares pro rata or in such other proportion as they may agree. The Offered Shareholders must purchase in the aggregate all of Codina's Shares, or else they may not purchase any of Codina's Shares.


(c) At any time within 180 days after the date of Codina's death, the Corporation shall have the right to require, upon providing 45 days prior written notice (provided that such 45-day prior notice requirement shall not operate to shorten the 180-day exercise period) to Codina, Codina to sell his Shares to the Corporation for an amount equal to the Purchase Price.

  8.9 (a) At any time within 180 days after the first anniversary of Weeks or an Affiliate of Weeks acquisition of St. Joe's Shares, Weeks shall have the right ("Weeks Codina Call") to require, upon providing 45 days prior written notice (provided that such 45-day prior notice requirement shall not operate to shorten the 180-day exercise period) to Codina, Codina to sell his Shares to Weeks, for an amount equal to the Purchase Price.

(b) At any time (i) within 180 days after the first anniversary of Weeks acquisition of St. Joe's Shares or (ii) within 180 days after the occurrence of the last to occur of (A) Codina is not elected or re-elected to the Board of Directors of Weeks Corp. (other than as a result of Codina's refusal to stand for re-election) and (B) Weeks or an Affiliate of Weeks acquires St. Joe's Shares, Codina shall have the right to require Weeks to acquire his Shares for an amount equal to the Purchase Price.

(c) The Purchase Price under this Section 8.9 shall be paid in cash or at the option of Codina Weeks, will use its reasonable best efforts to structure its acquisition of Codina's Shares such that the Purchase Price can be paid in a tax efficient manner.

  8.10  Buy-Sell.
        --------

(a) If both Weeks and St. Joe exercise the Put Option within 60 days after the third anniversary of this Agreement, at any time within the 30 day period following the date of the last of such exercises, either Weeks or St. Joe shall have the right to purchase from or sell to each of the Shareholders all, but not less than all, of its Shares in the manner set forth in this
     Section 8.10.

(b) Either Weeks or St. Joe (the "Offeror") may serve upon the other Shareholder(s) (each an "Offeree") a notice (the "Offering Notice") which shall contain the following terms:

 (i) a statement of intent to rely on this Section 8.10; and

(ii) the price per Share (the "Specified Amount") at which the Offeror is willing to buy and sell Shares.

(c) Either Weeks or St. Joe as the Offeree shall have the option to elect to do one of the following, and such option may be exercised at any time within 25 days after its receipt of the Offering Notice:

(i) to sell all, but not less than all, of its Shares to the Offeror for a per-Share price equal to the Specified Amount;

(ii) to purchase, subject to Codina's right set forth in Section 8.10(d), all, but not less than all, of the Shares of the Offeror for a per-Share price equal to the Specified Amount. If an Offeree does not exercise either of its options within such 25-day period, then, as of the day following the expiration of such period, the Offeree shall be conclusively deemed to have elected to sell its Shares.

(d) Codina shall have the option to purchase one-half of the Shares which are sold by either the Offeror or Offeree and such option may be exercised at any time within 10 days after Codina is advised in writing as to the identity of the buyer and seller.

  8.11  Closing.
        -------

(a)  Closing.  Except as otherwise agreed to by all of the purchasing and
     -------
     selling Shareholders, all sales of a Shareholder's Shares pursuant to the provisions of Section 8 shall take place at the Closing on the Closing Date and shall occur in accordance with the following Sections 8.11(b) through
     (f).

(b)  Closing Date.  The closing date ("Closing Date") shall be as applicable (i)
     ------------
     the date 60 days after the providing of written notice by the Shareholder which initiated the sale of such Shares pursuant to Section 8 or such earlier date as the buying and selling Shareholders so determine or (ii) 30 days following the date of the exercise of an option or the expiration of the time period provided for in Section 8.10(c); provided, however, if, in connection with any such closing, a Notification and Report Form is required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Closing Date shall be deferred until the expiration or early termination of the notice periods required under such Act.

(c)  Place and Time.  The Closing shall be held at 1:00 p.m. on the Closing
     --------------
     Date, at the offices of the Corporation, or at any other time and place as the parties shall agree.

(d)  Payment and Delivery.  At the Closing, the Purchase Price shall be paid in
     --------------------
     accordance with Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or
     8.10, as the case may be, and the selling Shareholder shall deliver certificates representing all of the Shares to be sold, duly endorsed, free and clear of all liens and encumbrances.

(e)  Failure to Deliver Certificates. If the Shareholder required to sell Shares
     -------------------------------
     pursuant hereto does not deliver the certificates at the Closing of a sale of Shares pursuant to Section 8 hereof, then the Corporation shall cause its transfer books to reflect that such Shares have been transferred to the purchasing Shareholder, as of the Closing Date.

(f)  Attorney-in-Fact.  Each Shareholder hereby appoints the Corporation,
     ----------------
     through its Secretary or such other officer as the Board may designate, as its attorney-in-fact to execute and deliver all documents needed to convey the Shares to the purchasing Shareholder, if the Shareholder does not deliver the Shares at the Closing as required hereby. This power of attorney is coupled with an interest, does not terminate on the Shareholder's disability or death, and continues for so long as this Agreement is in effect.

  8.12  Fair and Sufficient Purchase Price.  With respect to any sale of Shares
        ----------------------------------
pursuant to Section 8, the Shareholders acknowledge that the Purchase Price may not, depending upon the circumstances, reflect the fair market value of such Shares, but that in any event such price constitutes fair and sufficient consideration for the Shares as determined through the process of arms-length negotiations among the parties hereto.

  8.13  REIT Qualification.  In the event that an amendment to the Internal
        ------------------
Revenue Code of 1986, as amended (the "Code") subsequent to the date hereof could, in the reasonable opinion of counsel to Weeks Corp., result in a material risk that Weeks' compliance with the put/call provisions under this Section 8 would jeopardize Weeks Corp.'s qualification as a real estate investment trust under Sections 856 through 860 of the Code, the parties shall negotiate in good faith to modify such provisions in a manner that would, in the reasonable opinion of counsel to Weeks Corp., eliminate such material risk of disqualification and would preserve to the greatest extent practicable the original agreement of the parties under the applicable provisions of this
Section 8; provided that no modification shall terminate the right of the applicable selling Shareholder to sell its Shares or to require a Shareholder to sell his or its Shares except as otherwise required under such Section on the terms set forth therein.

  Section 9.  Transfer of Shares.
              ------------------

  9.1  Restrictions on Transfer. No Shareholder shall, directly or indirectly,
       ------------------------
Transfer any Shares, and no Shares shall be, directly or indirectly, Transferred, except for Permitted Transfers and Transfers in compliance with
Section 9.2. Except for Permitted Transfers, and Transfers made in accordance with Section 9.2, no Shareholder shall, at any time, (i) deposit any Shares under a voting trust or similar agreement, or otherwise Transfer any shares to any Person for the purpose of vesting in such Person the right to vote such Shares; (ii) enter into any agreement providing for the voting of Shares as directed by any Person, or in a specified manner, or pursuant to a specified procedure; or (iii) grant any voting proxy or otherwise enter into any agreement or arrangement, the purpose or effect of which is to vest in any other Person the voting rights of the Shares from time to time held by such Person. Any such Transfer not made in compliance with this Section 9 shall be void ab initio and
                                                                  -- ------
of no effect whatsoever. The provisions of this Section 9.1 shall not be applicable to sales of Shares in a Qualified Public Offering.

  9.2  Right of First Refusal.
       ----------------------

(a) Except as otherwise provided hereinafter, if any Shareholder (the "Offering Shareholder") shall desire to sell all but not less than all of his or its Shares (the "Offered Shares"), the Corporation and the remaining Shareholders (the "Non-Offering Shareholders") shall have the right of first refusal to purchase the Offered Shares upon the terms and conditions hereinafter provided. Prior to any Transfer of Offered Shares, the Offering Shareholder shall have received a written bona fide offer from a third party to purchase the Offered Shares stating the number of Shares to be purchased and the price and terms upon which such Shares are proposed to be Transferred, and shall have delivered a copy of such written bona fide offer to the Corporation and each of the Non-Offering Shareholders. The Corporation shall have the right to elect within 30 days thereafter to purchase all, but not less than all, of the Offered Shares at the lesser of the Purchase Price or the same price and upon the same terms and conditions as those contained in such offer by giving notice to the Offering Shareholder within the 30-day period. The Offering Shareholder shall not participate in any way in the making of the decision as to whether the Corporation shall accept or reject the offer. Any attempted conditional or partial acceptance of the offer by the Corporation shall constitute a rejection.

(b) If the Corporation does not accept an offer made in accordance with Section 9.2(a) above within the 30-day period, then the Non-Offering Shareholders shall have the right, within 5 days following the earlier of either (i) the expiration of the 30-day period or (ii) the giving of written notice by the Corporation to the Offering Shareholder and each Non-Offering Shareholder that it will not purchase the Offered Shares, to elect to purchase their pro rata share of the Offered Shares at the lesser of the Purchase Price or the same price and upon the same terms and conditions as those contained in such offer by giving written notice to the Offering Shareholder and the Corporation within the five-day period. Any attempted conditional or partial acceptance of the offer by a Non-Offering Shareholder shall constitute a rejection.

(c) If any Non-Offering Shareholder does not elect to purchase his or its pro rata share of the Offered Shares (the "Remaining Offered Shares") within the 5-day period specified in Section 9.2(b) above, the Non-Offering Shareholders who have elected to purchase their pro rata share of the Offered Shares shall have the right, exercisable for a period of five days after the five-day period specified in Section 9.2(b) above, to purchase the Remaining Offered Shares pro rata or in such other proportion as they may agree. The Non-Offering Shareholders must purchase in the aggregate all of the Offered Shares, or else they may not purchase any of the Offered Shares.

(d) If the Corporation and the Non-Offering Shareholders do not elect to purchase all of the Offered Shares within the aforesaid periods, or, if after accepting such offer, the Corporation fails to purchase all of the Offered Shares in accordance herewith and (i) the Non-Offering Shareholders do not elect to purchase all of the Offered Shares within the periods provided herein or (ii) the Non-Offering Shareholders elect to accept such offer but fail to purchase all of the Offered Shares in accordance herewith, then, subject to the provisions of Section 9.4, the Offering Shareholder shall be free to Transfer all of the Offered Shares to the third party that submitted the written bona fide offer at not less than the price and on the same terms and conditions set forth in such bona fide offer within 90 days following, as the case may be, (a) the default by the Non-Offering Shareholders to make such purchase of the Offered Shares on the Closing Date, or (b) the earlier of either (A) the expiration of the period within which the Non-Offering Shareholders may elect to purchase the Offered Shares or (B) the giving of written notice by the Non-Offering Shareholders to the Offering Shareholder that they do not elect to purchase all of the Offered Shares; provided that in no event shall a Shareholder be
                                -------- ----
     permitted to sell its Shares to a Person which is a competitor of the Corporation or any of its Shareholders, as reasonably determined by the disinterested members of the Board. Promptly after the execution of any contract for the Transfer of the Offered Shares, the Offering Shareholder shall deliver to the Corporation a true and complete copy of such contract and all amendments thereto, and such other information relating to the contract and the proposed purchaser as the Corporation may request. Upon the consummation of the Transfer of the Offered Shares, the Shareholder shall notify the Corporation thereof and shall certify the price and terms and conditions upon which such Transfer was made.

(e) If the Offering Shareholder does not Transfer all of the Offered Shares within the 90-day period specified in Section 9.2(d) above, then the rights of the Corporation and the other Shareholders under this Section 9.2 shall be fully restored and reinstated as if such offer had never been made; provided, however, that the 90-day period shall be extended during any period in which such sale is not completed as a result of an act of God, war or other force majeure.

  9.3  Default by Corporation.  If the Corporation accepts an offer for Shares
       ----------------------
made in accordance with Section 9, and then, on the Closing Date, the Corporation defaults (other than a willful default) or is precluded by law from consummating such purchase at the price or on the terms and conditions prescribed hereby, the Non-Offering Shareholders shall have the options set forth in Sections 9.2(b) and 9.2(c), dating from such Closing Date.

  9.4  Validity and Effect of Transfer.
       -------------------------------

(a) Notwithstanding anything in this Agreement to the contrary, no Transfer of Shares or rights shall be deemed to be a Permitted Transfer or a permissible transfer pursuant to Section 9.2 unless the Permitted Transferee or Section 9.2 transferee agrees in writing for the benefit of the other Shareholders, as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as was the transferor hereunder; and provided, further, that the provisions hereof shall be self-operative such that any such Permitted Transferees or Section
     9.2 transferee shall take all such Shares and rights subject to all the provisions of this Agreement as if such Shares or rights were still held by the Shareholder who made the Transfer, whether or not they so agree with the Shareholder who makes the Transfer or with the other Shareholders.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the other
                                                      -- ------
     Shareholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law). Without limitation to the foregoing, each of the Shareholders further agrees that the provisions of Section 13.11 shall apply in the event of any violation or threatened violation of this Agreement.

(c) If a Permitted Transferee is a member of its transferor's Control Group then the Permitted Transferee or such Control Group, if the Shares of such Control Group are held by more than one member of such Control Group, shall have, either individually or collectively, as the case may be, all of the rights and obligations of Control Group's initial Shareholder under this Agreement. A transferee under Section 9.2 shall succeed to all of the rights of its transferor hereunder except if such transferee's transferor is Codina or a Permitted Transferee of Codina, the Codina Put Option.

  9.5  Acknowledgment of Restrictions.  Each of the Shareholders acknowledges
       ------------------------------
and understands that the limitations imposed upon him or it by Sections 8 and 9 with respect to such Shareholder's ownership of Shares significantly limit such Shareholder's ability to Transfer, and realize any value from, the Shares owned by the Shareholder.

  Section 10.  Notations of Restrictions on Certificates.  All certificates
               -----------------------------------------
evidencing Shares shall bear legends on the face thereof substantially as follows:

       The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for such shares under the Act or an opinion of counsel for the Corporation that registration is not required under the Act.

       The shares evidenced by this certificate are subject to the restrictions and options stated in, and are transferable only upon compliance with, the provisions of the Shareholders' Agreement, dated as of February ___, 1998, by and among Codina Group, Inc., and its shareholders, as amended from time to time, a copy of which is on file in the office of the Secretary of the Corporation, the provisions of which are incorporated herein by reference.

  Section 11.  Termination of Agreement.  This Agreement shall terminate, and
               ------------------------
the certificates representing the Shares subject to this Agreement shall be released from the terms of this Agreement, upon the occurrence of any of the following events:

  (a) cessation of the Corporation's business;

 (b) written agreement of the Shareholders owning all of the Shares;

 (c) adjudication of bankruptcy or dissolution of the Corporation or appointment of a receiver for the Corporation or any substantial part of its assets;

 (d) acquisition by one Person of all of the outstanding Shares; or

 (e) the sale by the Corporation and/or its Shareholder of stock of the Corporation in a Qualified Public Offering.

  Section 12.  Arbitration.
               -----------

  12.1  Application of Section.  Whenever either (a) the Shareholders have a
        ----------------------
dispute regarding the interpretation of this Agreement or (b) the Shareholders mutually agree to submit any other question, matter or dispute to arbitration, the provisions of this Section shall apply.

  12.2  Initiating Arbitration, Selection of Arbitrators.  Any Shareholder may
        ------------------------------------------------
submit any question, matter or dispute set forth in Section 12.1 to arbitration at which time the submitting Shareholder shall provide written notice to each of the other Shareholders of its intent to initiate the arbitration proceedings set forth herein. Within thirty (30) days after receipt of a request to arbitrate a dispute, if there are three Shareholders, each Shareholder shall appoint one arbitrator. If any Shareholder shall fail to make such appointment within said 30-day period within 15 days after the expiration of the 30-day period, the other Shareholders shall jointly appoint another arbitrator, or, in the event that the other Shareholders can not agree upon the appointment of a third arbitrator, the two appointed arbitrators shall select a third arbitrator within said 15-day period. If the other Shareholders and/or the two appointed arbitrators are unable to agree within fifteen (15) days, then any Shareholder may, upon at least five days' prior written notice to the other Shareholders, request the Presiding Judge of the Circuit Court of the Eleventh Judicial Circuit, in and for Miami-Dade County, Florida, ("Judge") acting in his or her private and nonjudicial capacity, to choose an arbitrator to fill the vacancy. The Judge may thereupon appoint an arbitrator to complete the panel of three arbitrators. If there are only two Shareholders, each Shareholder shall appoint one arbitrator within thirty (30) days after a receipt of a request to arbitrate a dispute. If a Shareholder shall fail to make such appointment within said 30-day period, the other Shareholder shall appoint the second arbitrator. The two appointed arbitrators shall select a third arbitrator. If the two arbitrators are unable to agree within fifteen (15) days, then any Shareholder may request the Judge to choose an arbitrator to fill the vacancy.

  All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned to any of the Shareholders or to any Affiliate or to any person directly or indirectly related to any Affiliate or to any person directly or indirectly related to the Shareholders. In an arbitration proceeding involving the management and operation of the Corporation, the arbitrators shall have substantial knowledge and experience in the management and operation of similar companies. In any arbitration proceedings involving any other specialized area of knowledge or competence, the arbitrators shall have substantial knowledge and experience in such specialized area as, for example, in any dispute involving accounting procedures the arbitrators shall be independent certified public accountants. The arbitration proceeding shall otherwise be governed by the rules of the American Arbitration

Association then in force.

  12.3  Procedures: Limitations on Authority.  The three arbitrators shall
        ------------------------------------
investigate the facts and shall hold hearings at which the Shareholders may present evidence and arguments, be represented by counsel and conduct cross examination. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote within ninety (90) days after the date upon which the last arbitrator is appointed, and that decision shall be final and binding on the Shareholders, subject to the provisions of Section 12.4
hereof.   Judgment upon the decision rendered in such arbitration may be entered by any court having jurisdiction thereof. No Shareholder shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default. If the three arbitrators shall fail to render a decision within said 90-day period, any Shareholder may initiate a second arbitration proceeding as provided in Section 12.1 and if the second set of arbitrators shall fail to render a decision within said 90-day period the Shareholder shall have the right to institute such action or proceeding in such court as shall be appropriate in the circumstances. Upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The arbitrators shall determine in what proportion the Shareholders shall bear the fees and expenses of the arbitrator appointed by or on behalf of it and each Shareholder shall bear the fees and expenses of its own counsel and other consultants. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. They shall not have the power to add to, modify or change any of the provisions of this Agreement.

  12.4  Review of Arbitration Decision.  Notwithstanding anything contained
        ------------------------------
herein to the contrary, any Shareholder may seek review of any arbitration decision made pursuant to this Section 12 by a court of competent jurisdiction whose review shall be limited to a determination that there is substantial competent evidence to support the facts as found by the arbitrators and that the arbitrators have applied the law applicable to the dispute. The decision of the trial court may be appealed to an appellate court.

  Section 13.  Miscellaneous.
               -------------

  13.1  Amendment.  This Agreement may be amended only by a writing signed by
        ---------
all of the Shareholders; provided, however, that no such amendment shall deprive
                         --------  -------
any Shareholder of any right which has accrued hereunder prior to the effective date of such amendment.

  13.2  Notices.  All notices, requests, demands and other communications
        --------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or when sent by telex or telecopy or other facsimile transmission (with receipt confirmed), or on the fifth business day after posting thereof by registered or certified mail, return receipt requested, pre-paid and addressed as follows (or at such other addresses as the parties may designate by written notice in the manner aforesaid):

          If to the Corporation:


          Codina Group, Inc.
          Two Alhambra Plaza, PH-2
          Coral Gables, FL 33134
          Attention: Armando Codina
          Facsimile No.:  (305) 520-2342


          If to St. Joe:

          St. Joe Corporation
          DuPont Center, Suite 400
          1650 Prudential Drive
          Jacksonville, FL 32207
          Attention:  David D. Fitch
          Facsimile No.:  (905) 398-8620


          With a copy to:

          St. Joe Corporation
          DuPont Center, Suite 400
          1650 Prudential Drive
          Jacksonville, FL 32207
          Attention:  Robert M. Rhodes
          Facsimile No.:  (305) 396-4042


          Gunster Yoakley Valdes-Fauli & Stewart, P.A.
          777 S. Flagler Drive
          West Palm Beach, FL  33402
          Attention:  Michael V. Mitrione
          Facsimile No.:  (561) 655-5677


          If to Weeks:

          Weeks Corporation
          4497 Park Drive
          Norcross, GA 30093
          Attention:  A. Ray Weeks, Jr.
          Facsimile No.:  (770) 717-2479


          With a copy to:

          Weeks Corporation
          4497 Park Drive
          Norcross, GA  30093
          Attention:  Elizabeth C. Belden
          Facsimile No.:  (770) 717-3310

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia  30303
          Attention:  William B. Fryer
          Facsimile No.:  (404) 572-5148


          If to Codina:

          c/o Codina Group, Inc.
          Two Alhambra Plaza, PH-2
          Coral Gables, FL 33134
          Attention:  Armando Codina
          Facsimile No.:  (305) 520-2342


          With a copy to:

          White & Case
          200 South Biscayne Boulevard
          Suite 4900
          Miami, FL 33131
          Attention:  K. Lawrence Gragg
          Facsimile No.:  (305) 358-5744


  13.3  Governing Law.  This Agreement shall be construed in accordance with,
        -------------
and be governed by, the law of the State of Florida without regard to its conflict of laws provisions.

  13.4  Binding Effect.  This Agreement shall be binding upon the Shareholders,
        --------------
their estates, legatees, heirs, personal representatives and other permitted successors in interest, and upon the Corporation, its permitted successors and assigns.

  13.5  Attorneys' Fees.  In any litigation arising under this Agreement, the
        ---------------
prevailing party shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party.

  13.6  Headings.  The headings in this Agreement are intended solely for
        --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

  13.7  Counterparts.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective delivery of a manually executed counterpart of this Agreement.

  13.8  Entire Agreement.  This Agreement constitutes the entire agreement among
        ----------------
the parties hereto with respect to the subject matter hereof and all understandings and agreements heretofore or simultaneously had among the parties are merged into this Agreement and superseded thereby, including without limitation that certain letters of intent dated December 9, 1997. No promises, representations, understandings, warranties, and agreements have been made by any of the parties hereto except as referred to herein; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein.

  13.9  Partial Invalidity.  If any provision of this Agreement, or the
        ------------------
application of a provision to any person or circumstance, shall be held invalid, the validity or legality of the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected.

  13.10  Phrase Reference.  Wherever from the context it appears appropriate,
         ----------------
each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

  13.11  Specific Performance.  The parties agree that it is impossible to
         --------------------
measure in money the damages which will accrue to a party by reason of a failure to perform any of the obligations set forth in this Agreement. Therefore, if any party shall institute any action or proceeding to enforce the terms or alleging a breach of the provisions of this Agreement, in addition to any other remedy available at law, such party may seek specific performance of the terms hereof; and any other party against whom such action or proceeding is brought hereby waives the claim or defense that a remedy at law alone is adequate, and agrees (to the maximum extent permitted by law) to have such provision specifically enforced against it by any court of equity, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any violation or threatened violation of this Agreement.

  13.12  Service of Process; Jurisdiction.  Except for matters subject to
         --------------------------------
arbitration pursuant to Section 12.1, the parties hereto (i) hereby irrevocably submit themselves to the jurisdiction of the courts of the State of Florida and to the jurisdiction of the United States District Court for the Southern District of Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, any other agreements entered into pursuant to this Agreement or the subject matter hereof or thereof and (ii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The parties hereto hereby consent to service of process by registered mail at the address to which notices are to be given. The parties hereto agree that their submission to jurisdiction and their consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (A) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the party therein described or (B) in any other manner provided by or pursuant to the laws of such other jurisdiction.

  13.13  WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN
         --------------------

ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE SHARES, ANY OTHER AGREEMENT ENTERED INTO PURSUANT TO THIS AGREEMENT, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY SUCH OTHER AGREEMENT, OR THE VALIDITY, PROTECTION , INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY A PARTY HERETO AGAINST ANOTHER PARTY WHICH, IF NOT BROUGHT IN SUCH ACTION, WOULD RESULT IN THE FIRST PARTY BEING FOREVER BARRED FROM BRINGING SUCH CLAIM), A PARTY HERETO SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

  13.14  Consents.  Any consent required by this Agreement may be given as
         --------
follows:


(a) By a written consent given by the consenting Shareholder at or before the doing of the act or thing for which the consent is solicited, provided that such consent shall be nullified by either (i) written notification to the other Shareholders by the consenting Shareholder at or before the time of, or the negative vote by such consenting Shareholder at, any meeting held to consider the doing of such act or thing, or (ii) written notification to the other Shareholders by the consenting Shareholder before the doing of any act or thing the doing of which is not subject to approval at such a meeting; or

(b) By the affirmative vote by the consenting Shareholder to the doing of the act or thing for which the consent is solicited at any meeting duly called and held to consider the doing of such act or thing.

  13.15  Force Majeure.  The parties to this Agreement shall be excused from
         -------------
performance of their obligations under this Agreement where they are prevented from so performing by revolutions or other disorders, wars, acts of enemies, fires, floods, or acts of God. All parties shall perform such parts or aspects of their obligations that are not interfered with by such causes.

  13.16  Successors.  Except as herein otherwise specifically provided, this
         ----------
Agreement shall be binding upon, and inure to, the benefit of the parties and their successors and permitted assigns.

  13.17  No Third Party Rights.  The provisions of this Agreement are for the
         ---------------------
exclusive benefit of the Corporation and the Shareholders and no other party, except as specifically provided herein (including without limitation, any creditor of the Corporation), shall have any right or claim against the Corporation or any Shareholder by reason of those provisions or be entitled to enforce any of those provisions against the Corporation or any Shareholder.

  13.18  Survival.  All covenants, agreements, representations and warranties
         --------
made herein or otherwise made in writing by any Shareholder or the Corporation pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

  13.19  No Waiver.  One or more waivers of the breach of any provision of this
         ---------
Agreement by any party hereto shall not be construed as a waiver of a subsequent breach of the same or any other provision, nor shall any delay or omission by a nondefaulting party to seek a remedy for any breach of this Agreement or to exercise the rights accruing to a nondefaulting party by reason of such breach be deemed a waiver by a nondefaulting party of its remedies and rights with respect to such breach.

  13.20  Confidentiality.  No party hereto, without the written approval of the
         ---------------
other party, during the period of time this Agreement is in effect or thereafter divulge to any person not a party hereto, other than its attorneys, accountants, employees and professional advisers, any information concerning the business of the Corporation or the content of this Agreement or any other contract or agreement entered into by the Corporation, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval, or (iii) the furnishing of such information is required by law; provided, however, that in the event of disclosure pursuant to (ii) or (iii) hereof, such disclosing party shall agree to provide prompt written notice to the other parties hereto prior to disclosure, if practicable, and to disclose only that portion of the confidential information which is legally required or otherwise necessary.

  13.21  Construction.  This Agreement shall be interpreted without regard to
         ------------
any presumption or rule requiring construction against the party causing this Agreement to be drafted.

  13.22  Further Assurances.  Each party hereto agrees to execute and deliver
         ------------------
any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to more fully carry out this Agreement and the purposes contemplated herein.


                         (Signatures on following page)

  IN WITNESS WHEREOF, the Shareholders have executed this Agreement, and the Corporation has caused its corporate name to be signed by an authorized officer of the Corporation as of the date first above written.


                         THE CORPORATION:


                         Codina Group, Inc., a Florida corporation


                         By:
                            --------------------------------------
                         Name:
                              ------------------------------------

                         Its:
                             -------------------------------------

                         ST. JOE:

                         St. Joe Corporation, a Florida corporation


                         By:
                            --------------------------------------
                         Name:
                              ------------------------------------

                         Its:
                             -------------------------------------


                         WEEKS CORP.:

                         WEEKS CORPORATION, a Georgia corporation


                         By:
                            --------------------------------------
                         Name:
                              ------------------------------------

                         Its:
                             -------------------------------------


                         WEEKS REALTY:

                         Weeks Realty Services, Inc.


                         By:
                            --------------------------------------
                         Name:
                              ------------------------------------

                         Its:
                             -------------------------------------


                         CODINA:

                         -----------------------------------------
                         Armando Codina

                                                                       EXHIBIT A
                                                                       ---------



                            Codina Owned Real Estate
                            ------------------------


  GABLES GRAND PLAZA
  2320 Salzedo Street, Coral Gables
  200 Apartments, 35,000 sf Retail & 500 car Parking Garage

  AMC ASSOCIATES, INC.
  1099 N.W. 14 Street, Miami
  58,800 sf Lot with 4,000 sf Structure

  BAYSIDE, LTD.
  N.E. 3rd Street & Biscayne Boulevard
  Retail Center in Downtown Miami

  BEACON AT 97TH AVENUE JV
  1900 N.W. 97 Avenue, Miami
  41 Acre Business Park including approximately 450,000 sf of Industrial
     Buildings

  CODINA VALLS PROPERTY
  10915 N.W. 138 Street, Miami
  7.21 Acres of land by SR 27 and the Turnpike

  MIAMI RIVER PROPERTY JV
  Miami Avenue & S.E. 4 Street, NE corner on 2nd Avenue
  69,000 sf fronting the Miami River

  MIAMI RIVER PROPERTY NO. 2
  SE Corner on 2nd Avenue
  115,000 sf fronting the Miami River

  BEACON TRADEPORT
  11200 N.W. 25 Street, Miami
  374 Acre Property at NE corner of Turnpike & SR 836

  BEACON INDUSTRIAL PARK
  11010 N.W. 30 Street, Miami; 107 Avenue & 30 Street
  8 acres remaining to be developed

                                                                 SCHEDULE 5.2(b)
                                                                 ---------------



                    Restrictions and Contractual Obligations
                    ----------------------------------------


  St. Joe Corporation ("St. Joe") has the following restrictions and contractual obligations as of the date of the Agreement.

  1.  St. Joe/Arvida Company, L.P.  St. Joe, St. Joe/Arvida Company, L.P. (the
      ----------------------------
"JMB Partnership") and their affiliates must: (i) act as the exclusive agent and enter into exclusive pre-development, development, management, residential property brokerage, advisory, construction, project consulting and/or project supervisory agreements (the "Future Management Contracts") with respect to any Future Development (as hereinafter defined); and (ii) provide JMB Realty Corporation ("JMB") the right to participate in any Future Development on the same economic basis as St. Joe and its affiliates, for up to 26% (such percentage to be determined by JMB) of the Future Development. The right of participation granted to JMB covers all acquisitions of economic interests of St. Joe, in any Future Development whether obtained through purchase, option, the acquisition of development rights, loans, contribution or other transfers of assets, securities or rights.

  Future Development means: (a) future Arvida-named projects; and (b) other residential projects or mixed use projects that are primarily residential, but may include other land uses, whether or not such projects include the name "Arvida". This term includes all land, infrastructure, improvements (whether residential improvements or non-residential improvements which support any such property development), rights, fixtures, easements and other real and personal property relative thereto. Future Developments, at St. Joe's sole discretion, may, in addition, include stand alone hotel and/or resort properties, but shall not include stand-alone golf courses; provided that, Future Developments in all cases shall include any Arvida-named projects regardless of any designations to the contrary by St. Joe. These rights extend to all properties owned by St. Joe and its affiliates as of November 12, 1997 and to all future acquired lands on which a Future Development is to be built. In addition, St. Joe and its affiliates are obligated to enter into Future Management Contracts solely with
                                                                   ------
the Partnership (or its wholly-owned subsidiaries) for all Future Developments, and must refer all opportunities for Future Management Contracts with unaffiliated third parties for Future Developments to the JMB Partnership, which shall include all property purchase, pre-development, development, management, residential property brokerage, advisory, construction, project consulting and/or project supervisory services to be provided relative to such Future Developments.

  2.  St. Joe/CNL Realty Group, Ltd. Activity.  St. Joe/CNL Realty Group, Ltd.
      -----------       ---------------------
(the "CNL Partnership") and their affiliates (except for Florida East Coast Industries, Inc. ("FEC") for which St. Joe is required to use only its best efforts) must present to the CNL Partnership on a right of first option basis all opportunities identified, optioned, acquired or presently held by St. Joe or its affiliates with respect to acquiring, financing, developing, leasing, maintaining, owning, operating, managing and/or disposing of single tenant

                                                                 Schedule 5.2(b)
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                                                                          Page 2

Corporate Facilities (as hereinafter defined) throughout the United States obtained through referrals by existing or future clients of the retail, restaurant, hospitality or healthcare groups of affiliates of CNL Venture and cultivation of the "Butler" relationship of such CNL Venture affiliates.

  Corporate Facilities means office buildings, industrial space and flex space, but does not include medical or medical office buildings.

  CNL Venture means CNL Corporate Venture, Inc., a wholly owned subsidiary of CNL Group, Inc.

                                                                   SCHEDULE 5.13
                                                                   -------------

                           Restrictions on Activities
                           --------------------------

  1. The restriction set forth in that Section 15 of the Purchase Agreement by and between Beacon Industrial Park Joint Venture and AMB Industrial Park Joint Venture dated December 31, 1995.

  A similar provision is included in the Management Agreements between Codina Real Estate Management, Inc. and AMB Industrial Fund, Inc. dated December 31, 1995 and Codina Real Estate Management, Inc. and SSMRT Blue Lagoon (13), Inc. dated November 15, 1996.

  2. The restriction set forth in Section 4.3 of the Agreement of Limited Partnership of CSC Limited Partnership dated as of April 30, 1997.